EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-178673) of POZEN, Inc. and
(2)	Registration Statement (Form S-8 No. 333-170730) pertaining to the 2010 Omnibus Equity Compensation Plan of POZEN Inc.;

of our reports, dated March 6, 2014, with respect to the financial statements of POZEN, Inc. and the effectiveness of internal control over financial reporting of POZEN, Inc. included in this Annual Report (Form 10-K) of POZEN, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 6, 2014